As filed with the Securities and Exchange Commission on November 25, 1998

                                                Registration No. 333-________
         --------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
             Registration Statement Under the Securities Act of 1933
                            ------------------------
                          NORTHROP GRUMMAN CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                      95-1055798
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)

              1840 Century Park East, Los Angeles, California 90067
               (Address of Principal Executive Offices) (Zip Code)

              Northrop Grumman 1993 Long-Term Incentive Stock Plan
                            (Full title of the plan)

                               Richard R. Molleur
                  Corporate Vice President and General Counsel
                          Northrop Grumman Corporation
                             1840 Century Park East
                          Los Angeles, California 90067
                                 (310) 553-6262
            (Name, address and telephone number of agent for service)
                                ----------------

                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                                Proposed          Proposed
Title of                                         maximum           maximum
securities        Amount          offering       aggregate        Amount of
to be             to be             price        offering        registration
registered      registered        per share       price              fee
--------------------------------------------------------------------------------
Common Stock,
$1.00 par        5,550,000        $80-5/16(3)   $445,734,375(3)  $123,914.16(4)
value (1)        Shares (2)
--------------------------------------------------------------------------------
(1) Includes rights ("Rights") issuable pursuant to that certain Rights Agreement dated as of September 23, 1998, which Rights are related to shares of Common Stock (including shares registered hereunder and under the Prior Registration Statements (defined herein)) in the ratio of one Right to one share.

(2) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable pursuant to the anti-dilution provisions of the Northrop Grumman 1993 Long-Term Incentive Stock Plan, as amended.
(3)      Estimated solely for purposes of calculating the registration fee.
(4) The registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Northrop Grumman Corporation Common Stock quoted on the New York Stock Exchange on November 20, 1998 (a day within five business days prior to the filing of this Registration Statement) of $80-5/16 per share.

                                EXPLANATORY NOTE

         This registration statement relates to the amendment of the Northrop Grumman 1993 Long-Term Incentive Stock Plan (the "1993 Plan") to (a) increase the number of shares authorized for issuance under the 1993 Plan to an aggregate number not to exceed the sum of (i) 4,100,000 shares previously authorized under the 1993 Plan, (ii) during the year commencing on the date of the Annual Meeting of Stockholders in 1997 and on each of four succeeding years commencing on the anniversary date of such date, a number of shares of Common Stock equal to 1.5% of the total issued and outstanding shares of Common Stock as of the end of the preceding fiscal year of the Company, (iii) any shares of Common Stock which as of the effective date of the 1993 Plan are reserved for issuance under the Company's 1981 and 1987 Long-Term Incentive Plans and which are not thereafter issued, and (iv) any shares of Common Stock which the Company repurchases with proceeds received from option exercises, (b) extend the 1993 Plan to May 21, 2002, and (c) make certain other amendments. The contents of the undersigned Registrant's registration statements on Form S-8 with respect to the 1993 Plan, Registration No. 33-49667 and Registration No. 33-59815 (the "Prior Registration Statements"), filed with the Securities and Exchange Commission (the "Commission") on June 11, 1993 and June 2, 1995, respectively, are hereby incorporated by reference. This registration statement is filed pursuant to General Instruction E to Form S-8.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information*

----------------
* Information required by Part I and contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         The following exhibits are filed herewith:

                  4.1      1993 Long-Term Incentive Stock Plan, as amended.

                  5.1      Opinion regarding legality.

                  23.1     Consent of Deloitte & Touche LLP.

                  23.2     Consent of counsel (included in Exhibit 5.1).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 25th day of November, 1998.

                                NORTHROP GRUMMAN CORPORATION

                                By /s/ Richard R. Molleur
                                   --------------------------------
                                   Richard R. Molleur,
                                   Corporate Vice President and General Counsel


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard R. Molleur and John H. Mullan, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature                            Title                           Date
---------                            -----                           ----

/s/ Kent Kresa
------------------------     Chairman of the Board,           November 18, 1998
Kent Kresa                   President and Chief
                             Executive Officer
                             and Director (Principal
                             Executive Officer)

/s/ Richard B. Waugh, Jr.
------------------------     Corporate Vice President and     November 23, 1998
Richard B. Waugh, Jr.        Chief Financial Officer
                             (Principal Financial Officer)

/s/ Nelson F. Gibbs
------------------------     Corporate Vice President and     November 23, 1998
Nelson F. Gibbs              Controller (Principal
                             Accounting Officer)

/s/ Jack R. Borsting
------------------------     Director                         November 18, 1998
Jack R. Borsting

/s/ John T. Chain, Jr.
------------------------     Director                         November 18, 1998
John T. Chain, Jr.

/s/ Jack Edwards
------------------------     Director                         November 18, 1998
Jack Edwards

/s/ Robert A. Lutz
------------------------     Director                         November 18, 1998
Robert A. Lutz

/s/ Aulana L. Peters
------------------------     Director                         November 18, 1998
Aulana L. Peters

/s/ John E. Robson
------------------------     Director                         November 18, 1998
John E. Robson

/s/ Richard M. Rosenberg
------------------------     Director                         November 18, 1998
Richard M. Rosenberg

/s/ John Brooks Slaughter
-------------------------    Director                         November 18, 1998
John Brooks Slaughter

/s/ Phillip Frost
------------------------     Director                         November 18, 1998
Phillip Frost

/s/ Richard J. Stegemeier
-------------------------    Director                         November 18, 1998
Richard J. Stegemeier

                                  EXHIBIT INDEX

Exhibit
Number                Description                                 Page
------                -----------                                 ----

4.1          1993 Long-Term Incentive Stock Plan,
             as amended                                             7

5.1          Opinion regarding legality.                           15

23.1         Consent of Deloitte & Touche LLP.                     17

23.2         Consent of counsel (included in Exhibit 5.1).

                                                                     EXHIBIT 4.1


                  Northrop Grumman 1993 Long-Term Incentive
                           Stock Plan, As Amended


1.    Purpose

      The purpose of the Northrop Grumman 1993 Long-Term Incentive Stock Plan (the "Plan") is to promote the long-term success of Northrop Grumman Corporation (the "Company") and to increase shareholder value by providing its officers and selected employees with incentives to create excellent performance and to continue service with the Company, its subsidiaries and affiliates. Both by encouraging such officers and employees to become owners of the common stock of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective. Additionally, the Company believes the Plan will assist in attracting and retaining in its employ outstanding people of training, experience and ability.

2.    Term

      The Plan shall become effective upon the approval by the stockholders of the Company. Unless previously terminated by the Company's Board of Directors (the "Board"), the Plan shall terminate at the close of business on the fifth anniversary of such stockholder approval of the 1997 amendments to this Plan. After termination of the Plan, no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.    Plan Administration

      A Committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of three or more non-employee members of the Board who qualify to administer the Plan as contemplated by Rule 16b-3 under the Securities and Exchange Act of 1934 (the "1934 Act") or any successor rule and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings. In no event, however, shall the Committee or its designee have the right to cancel outstanding stock options for the purpose of replacing or regranting such options with a purchase price that is less than the purchase price of the original option.


                                   -1-

4.    Eligibility

      Any key employee of the Company shall be eligible to receive one or more awards under the Plan. "Key Employee" shall also include any former key employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5.    Shares of Common Stock Subject to the Plan and Grant Limits

            (a) Subject to Section 6 of the Plan, the aggregate number of additional shares of common stock of the Company ("Common Stock") which may be issued or transferred pursuant to awards under the Plan shall not exceed the sum of (i) 4,100,000 shares previously authorized under the Plan, (ii) during the year commencing on the date of the Annual Meeting of Stockholders in 1997 and on each of four succeeding years commencing on the anniversary date of such date, a number of shares of Common Stock equal to 1.5% of the total issued and outstanding shares of Common Stock as of the end of the preceding fiscal year of the Company, (iii) any shares of Common Stock which as of the effective date of the Plan are reserved for issuance under the Company's 1981 and 1987 Long-Term Incentive Plans (the "Prior Plans") and which are not thereafter issued, and (iv) any shares of Common Stock which the Company repurchases with proceeds received from option exercises. For purposes of this Plan, (x) any shares of Common Stock which are forfeited back to the Company under the Plan or the Prior Plans; (y) any shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan or Prior Plans, and (z) any shares which could be made subject to awards under the Plan in any year pursuant to subparagraph
      (ii) above which are not made so subject, shall be available for issuance under the Plan, in subsequent periods.

            (b) In no event, however, shall more than one half of all Common Stock available for issuance pursuant to the Plan be issued pursuant to stock awards granted under Section 8(c) of the Plan.

            (c) In instances where a stock appreciation right ("SAR") or other award is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement shall nevertheless be deemed issued and shall no longer be available for issuance under the Plan. However, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of awards granted to employees who are subject to Section 16 of the 1934 Act, be counted against the shares available for issuance under the Plan.


                                   -2-

            (d) Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

            (e) In no event shall the total number of shares of Common Stock that may be awarded to any eligible participant during any three year period pursuant to stock option grants hereunder exceed 400,000 shares and in no event shall the total number of Restricted Performance Stock Rights ("RPSRs") which may be granted to any eligible participant during any three consecutive years exceed 133,000 (maximum 199,500 shares of Common Stock) plus the number of shares distributable as dividend equivalents on earned RPSRs for the period of time the RPSRs were outstanding.

6.    Adjustments and Reorganizations

      Other than in a change of control, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares that may be issued under the Plan;
(b) the Grant Limits established under the Plan; (c) each outstanding award made under the Plan; and (d) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

      If the Company undergoes a Change in Control, as defined herein, (i) all outstanding grants and awards under the Stock Option provisions of this Plan shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and such options shall be fully exercisable upon such Change in Control; (ii) all outstanding grants and awards of SARs under this Plan shall vest fully and completely, any and all restrictions on such SARs shall lapse, and such SARs shall be converted completely into cash at a price per share-unit equal to the higher of (x) the highest price paid for a share of the Company's common stock, as reported in the New York Stock Exchange Composite Transactions, during the 120 days prior to and including the date of the Change in Control, and (y) the highest price paid (on a national stock exchange or as quoted in the NASDAQ National Market Issues) for a share of stock of the corporation or other entity with which or into which the Company is merged, or if such corporation or other entity is not publicly traded, then the highest price paid on an exchange or as quoted in the NASDAQ National Market Issues for a share of stock of a publicly traded corporation or other entity that owns 50% or more (directly or indirectly) of such corporation or other entity on the date of the Change in Control; and (iii) all outstanding grants and awards under the Stock Awards provision of this Plan, other than RPSRs, shall immediately vest fully and completely, and all restrictions shall lapse and (iv) with respect to RPSRs, all outstanding awards shall vest and the number of shares to be issued, as of the date of the Change in Control, to each holder of a restricted performance stock right shall be computed by multiplying (x) the number of RPSRs received by that individual by (y) the actual percentage of performance conditions established for such grant or award that has been achieved to the date of the Change in Control.


                                   -3-

      Notwithstanding the foregoing, awards issued under this Plan may contain specific provisions regarding the consequences of a Change in Control and, if contained in an award, those provisions shall be controlling in the event of any inconsistency. (For example, and without limitation, an award may provide that (i) no acceleration of vesting will occur if the award is assumed following the Change in Control, or (ii) acceleration will occur in connection with the Change in Control only if the participant is terminated by the Company without cause or the participant is terminated by the Company without cause or the participant terminates employment for good reason.)

      The occurrence of a particular Change in Control under the Plan shall have no affect on any award granted under the Plan after the date of that Change in Control.

      For purposes of this Section 6, "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

            (i) Any Person (other than those Persons in control of the Company as of November 15, 1995, or other than a trustee or fiduciary holding securities under an employee benefit plan of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities and for purposes of this section, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and as used in
      Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) and for purposes of this subsection (i) "person" or "group" shall not include underwriters acquiring newly-issued voting shares (or securities convertible into voting shares) directly from the Company with a view to distribution; or

            (ii) During any period of two (2) consecutive years (not including any period prior to November 15, 1995), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

            (iii) The Company is liquidated; all or substantially all of the Company's assets are sold in one or a series of related transactions; or the Company is merged, consolidated, or reorganized with or involving any other corporation, other than a merger, consolidation, or reorganization that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.
                                   -4-

7.    Fair Market Value

      Fair Market Value for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the "Exchange") for the date in question. If no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on the Exchange shall be substituted.

8.    Awards

      The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. The types of awards that may be granted under the Plan are:

            (a) Stock Options - A grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each option shall be not less than 100% of Fair Market Value on the date of grant, except that, in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with
      Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If an ISO is granted, the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an ISO granted to a participant by the Committee which first becomes exercisable in any calendar year shall not exceed $100,000.00. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Common Stock; (ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (iv) any combination of the above. The Committee may grant stock options that provide for the award of a new option when the exercise price has been paid for by tendering shares of Common Stock to the Company. This new option grant would cover the number of shares tendered with the option purchase price set at the then current Fair Market Value and would never extend beyond the remaining term of the originally exercised option.


                                   -5-

            (b) SARs - A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement, except that, in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted.

            (c) Stock Awards - An award made or denominated in stock or units of stock. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance. Stock Awards may include RPSRs. An RPSR is a right to receive a share of Company stock on a specified future date conditioned upon continued employment and the change in the Company's Total Shareholder Return ("TSR") compared to that of Peer Companies as a group. RPSRs can be earned over the five-year Performance Period. The number earned versus the number granted will be determined by measurement at the end of the Performance Period of changes in Northrop Grumman TSR compared to that of Peer Companies as a group. This will occur by taking the value of a theoretical $100 investment in Northrop Grumman and a $100 investment in Peer Companies (as a portfolio) at the start of the Performance Period at the Base Period Price and comparing it to the value of those investments at the end of the Performance Period. TSR equals the value at the end of the Performance Period of $100 invested in a company's stock at the company Base Period Price at the beginning of the Performance Period, with dividends reinvested and converted into additional shares of stock. The Performance Period for earning RPSRs is the five full calendar years following the initial Date of Grant. The Base Period is the immediate three calendar years preceding a Performance Period. The Base Period Price for the Company and each Peer Company is the average of the year-end closing stock prices for the three-year period preceding the Performance Period. Peer Companies shall consist of a group of companies designated by the Committee within the first 90 days of the Performance Period with respect to a grant.

9.    Dividends and Dividend Equivalents

      The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10.   Deferrals and Settlements

      Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of


                                   -6-
awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11.   Transferability and Exercisability

      All awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined by the Code) or unless otherwise determined by the Committee. However, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the respective participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.

12.   Award Agreements

      Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award; provided, however, that such authority shall not extend to the reduction of the exercise price of a previously granted option, except as provided in Section 6 hereof. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the respective participant shall constitute agreement to the terms of the award.

13.   Plan Amendment

      The plan may only be amended by a disinterested majority of the Board of Directors as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan.

14.   Tax Withholding

      The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any Federal, state or local taxes required by law or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.


                                   -7-

15.   Other Company Benefit and Compensation Programs

      Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16.   Unfunded Plan

      Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

17.   Future Rights

      No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

18.   Governing Law

      The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.

19.   Successors and Assigns

      The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

20.   Rights as a Shareholder

      Except as otherwise provided in the award agreement, a participant shall have no rights as a shareholder until he or she becomes the holder of record of shares of Common Stock.



                                   -8-

                                                                     EXHIBIT 5.1

                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                        A Limited Liability Partnership
                       Including Professional Corporations
                                Attorneys at Law
                    333 South Hope Street, Forty-Eighth Floor
                          Los Angeles, California 90071
                            Telephone (213) 620-1780
                                      -----
                            Facsimile (213) 620-1398
                                      -----


                               November 25, 1998


Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California  90067


Ladies and Gentlemen:

          This opinion is rendered in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer of additional shares of Common Stock of the Company which are being registered for issuance in connection with the Northrop Grumman 1993 Long-Term Incentive Stock Plan, as amended to the date hereof (the "1993 Plan").

          In the preparation of this opinion, we have examined or caused to be examined originals or copies of such documents as we have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, we have assumed:

          a. The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

          b. The due authorization, execution and delivery of the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto.

          c. The issuance of Common Stock in accordance with the terms of the 1993 Plan.

          On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that the Common Stock covered by the Registration Statement, when issued and paid for in accordance with the 1993 Plan, will be legally issued, fully paid and non-assessable.

          This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States, and the General Corporation Law of the State of California and the State of Delaware, and we express no opinion, and none should be inferred, as to any other laws.

          This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent. We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.

                                  Respectfully submitted,


                                  /s/ Sheppard, Mullin, Richter & Hampton LLP

                                                                    EXHIBIT 23.1

                        Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-8 of our report dated January 21, 1998, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP

Los Angeles, California
November 23, 1998